EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James P. Snee, James N. Sheehan, Jana L. Haynes and Brian D. Johnson, with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of common stock of Hormel Foods Corporation pursuant to the Hormel Foods Corporation 2018 Incentive Compensation Plan, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ James P. Snee	Chairman of the Board, President, Chief Executive	January 30, 2018
James P. Snee	Officer, and Director
(Principal Executive Officer)

/s/ James N. Sheehan	Senior Vice President and Chief Financial Officer	January 30, 2018
James N. Sheehan	(Principal Financial Officer)

/s/ Jana L. Haynes	Vice President and Controller	January 30, 2018
Jana L. Haynes	(Principal Accounting Officer)

/s/ Gary C. Bhojwani	Director	January 30, 2018
Gary C. Bhojwani

/s/ Terrell K. Crews	Director	January 30, 2018
Terrell K. Crews

/s/ Glenn S. Forbes	Director	January 30, 2018
Glenn S. Forbes

/s/ Stephen M. Lacy	Director	January 30, 2018
Stephen M. Lacy

/s/ Elsa A. Murano	Director	January 30, 2018
Elsa A. Murano

/s/ Robert C. Nakasone	Director	January 30, 2018
Robert C. Nakasone

/s/ Susan K. Nestegard	Director	January 30, 2018
Susan K. Nestegard

/s/ Dakota A. Pippins	Director	January 30, 2018
Dakota A. Pippins

/s/ Christopher J. Policinski	Director	January 30, 2018
Christopher J. Policinski

/s/ Sally J. Smith	Director	January 30, 2018
Sally J. Smith

/s/ Steven A. White	Director	January 30, 2018
Steven A. White